Washington Mutual Investors Fund

October 31, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 48K and K2

Step	Asset Value (000's omitted)
K1) Maximum Asset Value	$116,000,000
K2) Maximum Fee Rate	0.212%

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$445,283
Class B	$997
Class C	$8,305
Class F1	$24,362
Class F2	$31,472
Total	$510,419
Class 529-A	$14,514
Class 529-B	$150
Class 529-C	$2,001
Class 529-E	$650
Class 529-F1	$966
Class R-1	$483
Class R-2	$3,974
Class R-2E	$0*
Class R-3	$13,117
Class R-4	$18,527
Class R-5	$17,652
Class R-6	$51,853
Total	$123,887

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.3600
Class B	$0.1949
Class C	$0.1949
Class F1	$0.3343
Class F2	$0.4026
Class 529-A	$0.3408
Class 529-B	$0.1675
Class 529-C	$0.1817
Class 529-E	$0.2898
Class 529-F1	$0.3873
Class R-1	$0.1953
Class R-2	$0.2012
Class R-2E	$0.2057
Class R-3	$0.2849
Class R-4	$0.3476
Class R-5	$0.4081
Class R-6	$0.4191

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,229,425
Class B	4,602
Class C	41,673
Class F1	70,133
Class F2	86,847
Total	1,432,680
Class 529-A	42,414
Class 529-B	801
Class 529-C	10,913
Class 529-E	2,235
Class 529-F1	2,465
Class R-1	2,410
Class R-2	19,410
Class R-2E	0*
Class R-3	45,282
Class R-4	53,916
Class R-5	43,917
Class R-6	130,652
Total	354,415

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$42.57
Class B	$42.33
Class C	$42.13
Class F1	$42.45
Class F2	$42.55
Class 529-A	$42.50
Class 529-B	$42.36
Class 529-C	$42.23
Class 529-E	$42.30
Class 529-F1	$42.43
Class R-1	$42.20
Class R-2	$42.09
Class R-2E	$42.55
Class R-3	$42.29
Class R-4	$42.40
Class R-5	$42.56
Class R-6	$42.60

*Amount less than one thousand.